UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 23, 2006, Sipex Corporation ("Sipex") announced that the Superior Court of the State of California, County of Santa Clara, approved the settlement of a shareholder derivative action (entitled SIPEX DERIVATIVE CASES Included Actions: Nagdev v. Maghribi, et al. and Lie v. McBurnie, et al.) pending against certain of the Company's current and former directors and officers.

The previously named defendants in the derivative action included Phillip A. Kagel, Clyde R. Wallin, Douglas M. McBurnie, Joseph Consoli, Lionel H. Olmer, Thomas P. Redfern, John D. Arnold, Brian Hilton, John L. Sprague and Willy M.C. Sansen.

The settlement involves the adoption of certain corporate governance measures and payments of legal fees and expenses to the derivative plaintiffs’ counsel which will be funded entirely by directors’ and officers’ insurance policy proceeds.

Sipex issued a press release on January 23, 2006 announcing the settlement of the above derivative action. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated January 23, 2006, announcing settlement of shareholder derivative action

This Current Report contains certain forward-looking statements that include, without limitation, statements regarding the implementation of certain corporate governance measures. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to the risk that the Company fails to implement the agreed to corporate governance measures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

January 26, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 23, 2006, announcing settlement of shareholder derivative action